                                                                     EXHIBIT 5.1



                        [FORM OF COOLEY GODWARD OPINION]

November __, 1997


Allergan Specialty Therapeutics, Inc.
2525 Dupont Drive
Irvine, CA  92612

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Allergan Specialty Therapeutics, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (File No. 333-_______) (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), and the distribution, pursuant to the terms of a Distribution Agreement (the "Distribution Agreement") to be entered into between Allergan, Inc. ("Allergan") and the Company, of an aggregate of 3,300,000 shares of the Company's Class A Common Stock, $.01 par value (the "Shares"), by Allergan to its stockholders.

In connection with this opinion, we have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have based our opinion upon our examination of the following records, documents and instruments:

         (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of ________, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (b) The form of Restated Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement (the "Restated Certificate");

         (c) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (d) The form of Distribution Agreement filed as an exhibit to the Registration Statement;

         (e) A Certificate of the General Counsel and Secretary of the Company:
(i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the issuance and distribution of the Shares; and (ii) certifying as to certain factual matters;

         (f) The Registration Statement and related Prospectus; and

         (g) Such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion.

This opinion is limited to the general corporation laws of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are distributed, (ii) all applicable securities laws are complied with, (iii) the Restated Certificate is filed with and accepted by the Delaware Secretary of State, (iv) the Company and Allergan enter into and perform their respective obligations under the Distribution Agreement, (v) the consideration for such Shares recited in the Distribution Agreement has been received, and (vi) appropriate stock certificates evidencing the Shares will be properly executed and delivered, it is our opinion that the Shares covered by the Registration Statement when issued by ASTI will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Respectfully,

COOLEY GODWARD LLP



By:
   --------------------------------
   Thomas A. Coll